Exhibit 23.2

                                LAW OFFICES OF
                             DANIEL C. MASTERS
                4490 PHILBROOK SQURE, SAN DIEGO, CA  92130
                TEL: (858) 523-1177 *** FAX: (858) 523-1102
                        EMAIL:  MASTERS@LAWYER.COM


September 11, 2007

U.S. Securities And Exchange Commission
Washington D.C. 20549

Re: Bosco Flooring, Inc.

To Whom It May Concern:


I hereby consent to the inclusion of my opinion letter in connection with the Form SB-2 Registration Statement opining on the legality of the share issuance of Bosco Flooring, Inc.


Yours truly,
/s/Daniel C. Masters
---------------------
Daniel C. Masters